UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K/A

AMENDMENT NO. 1

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 22, 2003

PRIMUS KNOWLEDGE SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Washington	000-26273	91-1350484
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1601 Fifth Street, Suite 1900 Seattle, Washington 98101

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (206) 834-8100

		Page
Item 2.		2
Item 7.	Financial Statements and Exhibits	2

SIGNATURE
EXHIBIT INDEX
EXHIBIT 23.1

1

The undersigned registrant hereby amends the following items, financial statements, exhibits or other portions of its Current Report on Form 8-K, originally filed with the Securities and Exchange Commission on December 24, 2003 (the “Form 8-K”).

Item 2.

On December 24, 2003, Primus Knowledge Solutions, Inc. (“Primus”) filed a Form 8-K to report its acquisition of Amacis Group Limited (“Amacis”). Pursuant to Item 7 of Form 8-K, Primus indicated that it would file certain financial information no later than the date required by Item 7 of Form 8-K. This Amendment No. 1 is being filed to provide such financial information.

Item 7. Financial Statements and Exhibits

The following financial statements required by Item 7 with respect to the acquisition of Amacis Group Limited are filed as part of this report:

(a) Financial Statements of Business Acquired

Financial Information

Amacis Group Limited was not formed until April 8, 2003, as such, the financial information presented herein for prior periods is that of the predecessor entity, Amacis Holdings Limited.

(b) Pro Forma Financial Information

Financial Information

(c) Exhibits

Exhibit Number	Description
2.1	Share Purchase Agreement, dated as of December 22, 2003, by and among Primus Knowledge Solutions, Inc., Amacis Group Limited, each holder of a share in the Share Capital of Amacis Group Limited and solely for purposes of Article VII Bryan Keating, as Holders’ Representative (incorporated by reference to Exhibit 99.1 to Primus Knowledge Solutions, Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 24, 2003).

23.1	Consent of KPMG, Independent Auditors.

99.1	Press release dated December 23, 2003 regarding the acquisition of Amacis Group Limited (incorporated by reference to Exhibit 99.1 to Primus Knowledge Solutions, Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 24, 2003).

2

Independent auditors’ report

The Board of Directors and Stockholders of Amacis Holdings Limited

We have audited the accompanying consolidated financial statements of Amacis Holdings Limited (‘the company’) comprising a consolidated balance sheet as of March 31, 2003, and the related consolidated profit and loss account and consolidated statement of total recognized gains and losses and cash flows for the one year ended March 31, 2003. These consolidated financial statements are the responsibility of the company’s directors and management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards in the United Kingdom and the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Amacis Holdings Limited as of March 31, 2003, and the results of its operations and its cash flows for the one year ended March 31, 2003, in conformity with generally accepted accounting principles in the United Kingdom.

As discussed in Note 1(a), the accompanying consolidated financial statements reflect restatements of the company’s consolidated financial statements for the year ended March 31, 2003, previously audited by other independent accountants.

Accounting principles generally accepted in the United Kingdom vary in certain significant respects from accounting principles generally accepted in the United States of America. Information relating to the nature and effect of such differences is presented in Note 25 to the consolidated financial statements.

/s/ KPMG

Belfast, Northern Ireland

March 3, 2004

Amacis Holdings Limited

Consolidated Profit and Loss Account

For the year ended 31 March 2003

	Notes	£
	1(a)	Restated
Turnover	3	1,909,026
Cost of sales		(644,288)

Gross profit		1,264,738
Selling, Marketing and Distribution costs		(1,611,978)
Administration costs		(1,732,378)
Research and Development costs		(934,262)
Other operating income	4	114,351

Operating loss	5	(2,899,529)

Interest receivable and similar income	6	29,006
Interest payable and similar charges	7	(9,920)

Loss on ordinary activities before taxation		(2,880,443)

Tax credit	10	260,129

Loss on ordinary activities after taxation	17	(2,620,314)

There is no material difference between the loss as reported and the loss on a historical cost basis for the year and for the previous year. Accordingly, no note of historical cost profits and losses has been prepared.

The profit and loss amounts as stated above are derived solely from continuing operations.

The Notes on pages 6 to 22 form part of these consolidated financial statements.

Amacis Holdings Limited

Consolidated statement of total recognised gains and losses

For the year ended 31 March 2003

	Notes	2003 £
	1(a)	Restated
Loss for the financial year		(2,620,314)
Exchange difference on retranslation of net assets of subsidiary undertaking	17	232,397

Loss attributable to shareholders of the company		(2,387,917)
Additional finance cost of non equity shares	18	(481,494)

Loss attributable to equity shareholders of the company		(2,869,411)

The Notes on pages 6 to 22 form part of these consolidated financial statements.

Amacis Holdings Limited

Consolidated balance sheet

At 31 March 2003

	Notes	£
	1(a)	Restated
Fixed assets
Tangible fixed assets	12	104,170

Current assets
Debtors	13	270,662
Bank		93,673

		364,335

Creditors: amounts falling due within one year	14	(1,844,708)

Net current liabilities		(1,480,373)

Total assets less current liabilities		(1,376,203)

Creditors: amounts falling due after more than one year		—

		(1,376,203)

Capital and reserves
Called up share capital	16	1,351,708
Share premium account	17	7,954,572
Shares to be issued		1,062,208
Profit and loss account	17	(11,744,691)
Shareholders funds
Equity		(8,933,799)
Non equity	18	7,557,596

		(1,376,203)

The Notes on pages 6 to 22 form part of these consolidated financial statements.

Amacis Holdings Limited

Consolidated statement of cash flow

For the year ended 31 March 2003

	Note		£
	1(a)		Restated
Net cash outflow from operating activities	15	(a)	(1,146,832)

Returns on investments and servicing of finance
Interest received			31,110
Interest paid			(9,920)

Taxation
Foreign tax			(653)
Research & development tax credit			98,169

Capital expenditure and financing investments
Payments to acquire fixed assets			(28,922)

			(1,057,048)

Financing
Issue of share capital			18,751
Repayment of short-term loan			(70,150)

Decrease in cash			(1,108,447)

Reconciliation of net cash flow to movement in net (debt)/funds
Decrease in cash in the year			(1,108,447)
Repayment of short term loan			70,150

Movement in net debt			(1,038,297)
Net funds at 1 April			1,131,970

Net funds at 31 March	15	(b)	93,673

The Notes on pages 6 to 22 form part of these consolidated financial statements.

Amacis Holdings Limited

Notes to the financial statements

For the year ended 31 March 2003

1.	Basis of preparation

These financial statements have been prepared, under the historical cost convention, in accordance with accounting principles generally accepted in the United Kingdom and comply with financial reporting standards of the Accounting Standards Board.

(a) Non statutory financial statements

Company law in Northern Ireland requires the directors to state that these consolidated financial statements are not the statutory financial statements of the company for the year ended 31 March 2003, which have been prepared separately, approved by the directors on 19 June 2003, laid before the members at an Annual General Meeting and have been filed with the Registrar of Companies in Northern Ireland. An unqualified audit opinion, dated 19 June 2003, was issued on the statutory financial statements by the auditors of the company at that date.

These consolidated financial statements have been prepared solely to facilitate the directors in presenting information about the company and its subsidiary undertakings for the purposes of a Form 8-K/A filing with the US Securities and Exchange Commission. These consolidated financial statements reflect restatements not included in the previously audited statutory financial statements referred to above. These restatements, had they been reflected in the statutory financial statements, would have had the following impacts:

Reconciliation of net loss for the period ended 31 March 2003

	£	£
Loss on ordinary activities after taxation reported in statutory financial statements		(2,460,732)
Deferral of recognition of turnover due to change in estimate		(27,750)
Recognition of tax credits on research and development		162,613
Employee share based compensation not previously recognised in:
Selling, marketing and distribution costs	(96,364)
Administration costs	(58,889)
Research and development costs	(139,192)	(294,445)

Loss on ordinary activities after taxation reported herein		(2,620,314)

Reconciliation of consolidated statement of total recognised gains and losses for the year ended 31 March 2003

Loss attributable to equity shareholders of the company reported in statutory financial statements	(2,943,899)
Adjustments reflected above	(159,582)
Adjustment in respect of change in estimation of additional finance costs in respect of non-equity shares between accounting periods	234,070

Loss attributable to equity shareholders of the company as reported herein	(2,869,411)

Reconciliation of shareholders’ deficit at 31 March 2003

Shareholders’ deficit reported in statutory financial statements	(1,511,066)
Increase in deferred income for deferral of recognition of turnover due to change in estimate	(27,750)
Increase in other debtors in recognition of tax credits on research and development	162,613

Shareholders’ deficit reported herein	(1,376,203)

Amacis Holdings Limited

Notes to the financial statements

For the year ended 31 March 2003

(b) US GAAP

As accounting principles generally accepted in the United Kingdom (UK GAAP) vary in certain significant respects from accounting principles generally accepted in the United States of America (US GAAP). Information relating to the nature and effect of such differences is presented in Note 25 to these consolidated financial statements.

(c) Fundamental Accounting Concept – going concern basis

After the year end, the group completed a capital raising exercise and a related restructuring. This secured additional funding for the group of £1,255,182 in cash from the new investors. The group also agreed to a £250,000 loan facility with its bankers as part of the transaction (See note 24).

Accordingly, on this basis the Directors consider it appropriate to prepare financial statements on the going concern basis.

2.	Accounting policies

Basis of consolidation

The group financial statements consolidate the financial statements of Amacis Holdings Limited and all its subsidiary undertakings drawn up to 31 March 2003.

Research & Development

Research and development expenditure is written off in the year in which it is incurred.

Fixed assets

All fixed assets are initially recorded at cost.

Foreign currencies

Transactions in foreign currencies are recorded at the rate of exchange at the date of the transaction. Monetary assets and liabilities denominated in foreign currencies at the balance sheet date are reported at the rates of exchange prevailing at that date. Any gain or loss arising from a change in exchange rates subsequent to the date of the transaction is included as an exchange gain or loss in the profit and loss account.

The group’s net investments in foreign subsidiaries are translated at the rate of exchange ruling at the balance sheet date. The profit and loss account of foreign subsidiaries are translated at the average exchange rate prevailing during the relevant period. Exchange differences arising on the retranslation of opening net investments and arising on the translation of the profit and loss account are dealt with through reserves.

Amacis Holdings Limited

Notes to the financial statements

For the year ended 31 March 2003

2.	Accounting policies (continued)

Depreciation

Depreciation is provided on all tangible fixed assets, at rates calculated to write off the cost, less estimated residual value based on prices prevailing at date of acquisition of each asset evenly over its estimated useful life, as follows:

Furnishings and equipment	-	5 years
Office equipment	-	3 years

Deferred taxation

Deferred tax is recognised in respect of all timing differences that have originated but not reversed at the balance sheet date where transactions or events have occurred at that date that will result in an obligation to pay more, or a right to pay less tax with the following exception:

•	deferred tax assets are recognised only to the extent that the directors consider that it is more likely than not that there will be suitable taxable profits from which the future reversal of the underlying timing differences can be deducted.

Deferred tax is measured on an undiscounted basis at the tax rates that are expected to apply in periods in which timing differences reverse, based on tax rates and laws enacted or substantially enacted at the balance sheet date.

Government Grants

Grants of a revenue nature are credited to income so as to match them with the expenditure to which they relate.

Operating lease agreements

Rentals payable under operating leases are charged to the profit and loss account on a straight-line basis over the lease term.

Pension costs

The group operates a defined contribution pension scheme. Contributions are charged in the profit and loss account as they become payable in accordance with the scheme.

3.	Turnover

Turnover which is stated net of trade discounts, VAT and similar taxes represents amounts derived from the sale of products and services. This is recognised in the profit and loss account on acceptance by the customer for product sales and at the date of delivery for services. Revenue from post contract support (PCS) services is recognised over the term of the contract based upon delivery.

The geographic analysis of turnover by origin is as follows:

	Note	2003 £
	1(a)	Restated
United States		398,546
United Kingdom and rest of EU		1,457,710
Asia Pacific		52,770

		1,909,026

Amacis Holdings Limited

Notes to the financial statements

For the year ended 31 March 2003

4.	Other operating income

2003 £
Government grants receivable	67,687
Rent receivable	46,664

114,351

5.	Operating loss

This is stated after charging:

		2003 £
Auditors’ remuneration	- for audit services for the statutory audit	11,500
	- for non audit services	11,800
Depreciation		120,732
Operating leases	- land and buildings	135,000
	- other equipment	2,787

The auditors’ remuneration relates to the former auditors.

6.	Interest receivable and similar income

2003 £
Bank interest receivable	29,006

7.	Interest payable and similar charges

2003 £
Bank loans and overdrafts	1,897
Interest on other loans	8,023

9,920

Amacis Holdings Limited

Notes to the financial statements

For the year ended 31 March 2003

8.	Employees and staff costs

	Notes	2003 £
	1(a)	Restated
Wages and salaries		2,604,897
Share-based compensation costs		294,445
Social security costs		240,527
Other pension costs		104,966

		3,244,835

Compensation expense related to fixed employee share options is recognised over the performance period as if no performance period exists over the period to which the employees become unconditionally entitled to the shares only if, on the date of the grant, the fair value of the underlying shares exceeded the exercise price. In 2000, the company issued certain fixed options to employees under the Amacis Holdings Limited Approved Executive Share Option Scheme 2000 with an exercise price less than the fair value of the underlying ordinary shares on the date of grant. The fair value of these awards in excess of the grant price is being recognized as compensation expense over the underlying awards’ service periods (4 years). In May 2002, the company issued certain fixed options to employees under the 2002 Share Option Schemes with an exercise price at or above the fair value of the underlying ordinary shares on the date of grant.

The monthly average number of employees during the year was as follows:

Average 2003 No.
Selling, Marketing and Distribution	18
Administration	11
Research and Development	26

55

9.	Directors emoluments

2003 £
Emoluments	204,882

Company Contributions paid to defined contribution schemes (included above)	15,768

Members of defined contribution scheme	2

The amounts in respect of the highest paid director are as follows:
Emoluments	94,248

Company Contributions paid to defined contribution scheme (included above)	8,568

Amacis Holdings Limited

Notes to the financial statements

For the year ended 31 March 2003

10.	Tax

		2003
	Note	£	£
	1(a)	Restated
UK corporation tax
Current tax credit on results for the period		(90,724)
Adjustments in respect of prior periods		(170,058)

			(260,782)
Foreign tax
Current tax charge on results for the period		653
Adjustments in respect of prior periods		0

			653

Total current tax credit			(260,129)
Deferred tax
Origination/reversal of timing differences		0
Effect of increased/decreased tax rate		0

			0

Tax credit on profit on ordinary activities			(260,129)

		Note	2003 £
		1(a)	Restated
Current tax reconciliation
Loss on ordinary activities before tax			(2,880,443)

Current tax at 30%			(864,133)

Effects of:
Expenses not deductible for tax purposes			98,066
Other timing differences			(2,309)
Depreciation for period in excess of capital allowances			27,559
Deferred tax asset not recognised			740,817
Research & Development tax credit in 2003			(90,724)
Research & Development tax credit in prior periods			(170,058)

Total current UK corporation tax credit (see above)			(260,782)

A deferred tax asset amounting to £3,015,737 at 31 March 2003 in respect of trading losses carried forward has not been recognised in accordance with the company’s accounting policy.

Amacis Holdings Limited

Notes to the financial statements

For the year ended 31 March 2003

11.	Subsidiary undertakings

The company’s investment in the Shares of unlisted companies at the balance sheet date include the following:

Company	Holding	% Holding	Country of incorporation	Nature of business
Subsidiary undertakings
Amacis Limited	Ordinary Shares	100	Northern Ireland	Development and sale of customer relationship management applications

Amacis Inc	Ordinary Shares	100	United States of America	Sale of customer relationship management applications

Amacis Group Trustees Limited	Ordinary Shares	100	Northern Ireland	Trust

After 31 March 2003, the group completed a capital raising exercise and a related restructuring (see note 24).

12.	Tangible fixed assets

	Office equipment £	Furnishings and equipment £	Total £
Cost:
At 31 March 2002	382,430	59,898	442,328
Additions	28,067	855	28,922

At 31 March 2003	410,497	60,753	471,250

Depreciation:
At 31 March 2002	224,829	21,519	246,348
Charge for period	108,611	12,121	120,732

At 31 March 2003	333,440	33,640	367,080

Net book value:
At 31 March 2003	77,057	27,113	104,170

Amacis Holdings Limited

Notes to the financial statements

For the year ended 31 March 2003

13.	Debtors

	Note	2003 £
	1(a)	Restated
Trade debtors		17,030
Prepayments		61,593
Other debtors		192,039

		270,662

14.	Creditors: amounts falling due within one year

	Note	2003 £
	1(a)	Restated
Trade creditors		74,219
Taxation and social welfare		111,029
Accruals		279,815
Other creditors		18,103
Deferred income		1,361,542

		1,844,708

15.	Note to statement of cash flows

	Note	2003 £
	1(a)	Restated
(a) Reconciliation of operating profit to net cash inflow from operating activities
Loss on operating activities		(2,899,529)
Charge in respect of shares issued		294,445
Depreciation		120,732
Decrease in debtors		336,084
Increase in creditors and deferred income		769,039
Foreign exchange translation		232,397

Net cash outflow from operating activities		(1,146,832)

(b)	Analysis of debt

	At 31 March 2002 £	Cash flow £	At 31 March 2003 £
Cash and bank balances	1,336,112	(1,242,439)	93,673
Overdraft	(133,992)	133,992	—
Loans	(70,150)	70,150	—

	1,131,970	(1,038,297)	93,673

Amacis Holdings Limited

Notes to the financial statements

For the year ended 31 March 2003

16.	Share capital

	2003 No.	2003 £
Authorised
A Ordinary Shares of 4p each	50,000,000	2,000,000
A Preference Shares of 4p each	20,000,000	800,000
B Redeemable Convertible Ordinary Shares of 4p each	3,000,000	120,000
B Preference Shares of 4p each	15,000,000	600,000
C Ordinary Shares of 4p each	5,000,000	200,000
C Redeemable Convertible Preference Shares of £1 each	960,000	960,000

	93,960,000	4,680,000

	2003 No.	2003 £
Allotted, called up and fully paid
A Ordinary Shares of 4p each	11,246,402	449,856
A Preference Shares of 4p each	15,514,619	620,584
B Redeemable Convertible Ordinary Shares of 4p each	781,705	31,268
C Redeemable Convertible Preference Shares of £1 each	250,000	250,000

	27,792,726	1,351,708

During the financial year ended 31 March 2003 the company allotted the following Shares:

•	4,025,682 A Preference Shares, with an aggregate nominal value of £161,027, were allotted to a shareholder pursuant to the terms of the Subscription and Shareholders Agreement dated 21 July 2001; and

•	321,932 A Preference Shares, with an aggregate nominal value of £12,877, were allotted to a shareholder for a consideration of £12,877.

Amacis Holdings Limited

Notes to the financial statements

For the year ended 31 March 2003

16.	Share capital (continued)

RIGHTS PERTAINING TO THE SHARES IN AMACIS HOLDINGS LIMITED

Dividends

The A Preference Shares and the B Preference Shares carry the right to a fixed cumulative preferential dividend at a yearly rate of 8%, compounded quarterly, of the total cash amounts subscribed.

The C Preference Shares carry the right to a fixed Non-Cumulative preferential dividend at a yearly rate of 5.5% of the total cash amounts subscribed.

The C Preference dividend shall be paid after the A Preference dividend and the B Preference dividend but before dividends to the holders of any other class of Shares.

After the Preference dividends have been paid in full, all available profits of the Company in respect of each financial year which are resolved to be distributed shall belong to and be distributed amongst the shareholders as follows:

•	A and B Ordinary Shareholders shall receive in respect of such financial year an amount per share equal to 8% (or less if distributable profits are not available) of the amount including any premium paid up or credited as paid up on such share; and

•	Any further amounts so resolved to be distributed in respect of that financial year will belong to and be distributed amongst the Shareholders (other than the C Preference Shareholders) rateably according to their respective Shareholding Proportions.

Redemption

Subject to the approval of eVerger Investments Limited, the Company shall be entitled to redeem all of the Preference Shares at any time.

At any time after 21 July 2005, each of the holders of the A Preference Shares and the B Preference Shares will have the right to require the Company to redeem their respective Preference Shares at a price per share equal to the total cash amount subscribed and any accrued and unpaid dividends;

On a change of control of the company, preference shareholders may require the company to redeem their Preference Shares;

The B Ordinary Shareholders will have the right to redeem, at the total cash amount subscribed, their Shares on the earlier of the following events;

•	On a Qualifying IPO;

•	On a Trade Sale; or

•	On a Return of Capital.

(In each case, as defined in the Company’s Articles of Association).

The C Preference Shareholders will have the right to redeem, at the total cash amount subscribed, their Shares on the earlier of the following events:

•	On 21 July 2005;

•	On a Qualifying IPO;

•	On a Trade Sale; or

•	On a Subsequent Funding Round.

(In each case as defined in the Company’s Articles of Association).

In the event of a Trade Sale (as defined in the Company’s Articles of Association) whereby the consideration for such a sale is a mixture of cash and securities, the B Ordinary Shareholders shall only be able to redeem (and receive) an amount equal to their shareholding proportion of the cash proceeds of such a Trade Sale.

Amacis Holdings Limited

Notes to the financial statements

For the year ended 31 March 2003

16.	Share capital (continued)

Return of Capital

On a Return of Capital the assets of the Company available for distribution among the members shall be applied:

•	First, in repaying to the holders of the B Preference Shares the total cash amounts subscribed in respect of such Shares; and a sum equal to any arrears of Preference dividend thereon;

•	Second, in repaying to the holders of the A Preference Shares the total cash amounts subscribed in respect of such Shares and a sum equal to any arrears of Preference dividend thereon;

•	Third, in repaying to the holders of the B Ordinary Shares the total cash amount subscribed in respect of such Shares;

•	Next, in repaying to the holders of the C Redeemable Convertible Preference Shares the total cash amounts subscribed in respect of such Shares and a sum equal to any arrears of Preference dividend thereon;

•	Next, in repaying to the Ordinary Shareholders the total cash amount subscribed in respect of such Shares;

•	Finally, the balance (if any) of such assets shall belong to and be distributed amongst the Shareholders rateably according to their respective shareholding proportions.

Conversion of Shares

The A Preference Shares and the B Preference Shares shall be Convertible into A Ordinary Shares at the rate of one A Ordinary Share for every one Preference Share held at the option of the holder of the relevant Preference Shares, at any time; or automatically upon a qualifying IPO (as defined in the Company’s Articles of Association).

The C Preference Shares are convertible into A Ordinary Shares at the rate (as defined in the Company’s Articles of Association) of one A Ordinary Share for every one C Preference Share held on the earlier of:

•	the 21 July 2005

•	a Qualifying IPO (in which case conversion shall be automatic);

•	a Trade Sale; or

•	a Subsequent Funding Round.

(In each case as defined in the Company’s Articles of Association)

The B Ordinary Shares and the C Ordinary Shares shall be converted automatically into A Ordinary Shares at the rate (as defined in the Company’s Articles of Association) of one A Ordinary Share for every one Ordinary Share held:

•	on a Qualifying IPO;

•	on a Trade Sale;

•	on a Return of Capital.

(In each case as defined in the Company’s Articles of Association).

Amacis Holdings Limited

Notes to the financial statements

For the year ended 31 March 2003

16.	Share capital (continued)

Voting Rights

On a show of hands every Shareholder (excluding the holders of C Ordinary Shares), who is present in person or by proxy shall have one vote;

On a poll, every Ordinary Shareholder (excluding the holders of C Ordinary Shares), who is present in person or by proxy shall have one vote per Share, or in the case of any Preference Shareholder, one vote for each Ordinary Share which he would hold on a conversion of all his Preference Shares;

The holders of C Ordinary Shares shall not be entitled to receive notice of, nor attend and vote at, any meeting of the Company.

Amacis Holdings Limited Share Option Plans

As at 31 March 2003, the Company had granted options to a total of 1,331,877 C Ordinary Shares under the Amacis Holdings Limited Approved Executive Share Option Scheme 2000, 678,891 C Ordinary Shares under the Amacis Holdings Limited UK Unapproved Executive Share Option Scheme 2002 and 262,302 C Ordinary Shares under the Amacis Holdings Limited US Unapproved Executive Share Option Scheme 2002 (“2002 Share Option Schemes”). As at the same date, none of these Options had been exercised.

eVerger Investments Limited Entitlement to Further Shares

eVerger Investments Limited has the right to subscribe for further Shares, at a price of 72.7 pence per share, for a total consideration of £7,500,000 up to 21 July 2004.

17.	Reconciliation of movement in shareholders funds

	Notes	Share Capital £	Share premium account £	Shares to be issued £	Profit and loss account £	Total £
				Restated		Restated
Balance at 31 March 2002	1(a)	1,177,804	8,109,725	767,763	(9,356,774)	(698,518)
Charge for options in the period	8	—	—	294,445	—	294,445
Shares allotted in the period		173,904	(161,027)		—	12,877
Other appropriations added back		—	5,874		—	5,874
Loss for the period		—	—		(2,620,314)	(2,620,314)
Foreign exchange translation		—	—		232,397	232,397

Balance at 31 March 2003		1,351,708	7,954,572	1,062,208	(11,744,691)	(1,376,203)

The share to be issued relate to the fair value accumulated on employee share option schemes.

Amacis Holdings Limited

Notes to the financial statements

For the year ended 31 March 2003

18.	Non equity shareholders’ funds

	Note	A preference shares of 4p each £	C Redeemable Convertible preference shares of £1 each £	B Redeemable convertible ordinary shares of 4p each £	Total £
	1(a)	Restated			Restated
Non Equity shareholders funds at 31 March 2002		5,813,225	250,000	1,000,000	7,063,225
Issue proceeds in the year		12,877	—	—	12,877
Unpaid preference dividends		481,494	—	—	481,494

Non Equity shareholders funds at 31 March 2003		6,307,596	250,000	1,000,000	7,557,596

Accounting Standards (FRS 4) require the full finance cost of non equity shares to be shown as appropriated from profits even if the Company does not have sufficient distributable reserves to pay a dividend at that time. As it is not legally possible to show dividends payable if the Company has insufficient distributable reserves to support a dividend, the appropriation has been classified as an additional finance cost in respect of non equity shares.

19.	Commitments under operating leases

At 31 March 2003 the group had annual commitments under non-cancelable operating leases as set out below.

	2003
	Land and buildings £	Other £
Operating leases which expire:
In two to five years	135,000	503

20.	Contingent liabilities

In certain unlikely circumstances, the revenue grants received could become repayable, otherwise the directors are not aware of any material contingent liabilities.

21.	Capital commitments

There were no capital commitments at the balance sheet date.

22.	Related party transactions

During the year Amacis Holdings Limited repaid £70,150 of an outstanding loan from a director of the company. The loan was fully repaid during the year and no balance is outstanding on 31 March 2003.

Amacis Holdings Limited

Notes to the financial statements

For the year ended 31 March 2003

23.	Pension commitments

The company operates a defined contribution pension scheme for its directors and employees. The assets of the scheme are held separately from those of the company in an independently administered fund.

24.	Post balance sheet events

After 31 March 2003, the group completed a capital raising exercise and a related restructuring.

The steps in the process were as follows:

•	On 8 April 2003, Amacis Holdings Limited transferred its entire shareholding in Amacis Limited, Amacis Inc and Amacis Group Trustees Limited to a newly incorporated company, Blackgold Investments Limited, in return for 625,000 £1 ordinary shares in that company. The remaining assets and liabilities of Amacis Holding Limited immediately following the transfer, other than the investment in Blackgold Investments Limited, were negligible. After this transaction, Blackgold Investments Limited was 100% owned by Amacis Holdings Limited.

•	On 30 April 2003, Blackgold Investments Limited completed an equity fundraising from venture capital investors, private investors and group management. As part of the fundraising, Blackgold Investments Limited issued 1,425,000 new £1 ordinary shares in return for the subscription of £1,255,182 by the new investors in cash. The group also agreed a £250,000 loan facility with its bankers as part of the transaction.

•	After these transactions, Amacis Holdings Limited owns 30.49% of the issued share capital of Blackgold Investments Limited. Blackgold Investments Limited was subsequently renamed Amacis Group Limited (“Amacis”).

On December 22, 2003, Amacis Group Limited signed a share purchase agreement with Primus Knowledge Solutions, Inc. and subsidiaries (“Primus”) under which Primus acquired 100% of the voting interest of the stock of Amacis. The acquisition of Amacis’s shares by Primus closed on December 22, 2003. Under the terms of the agreement, Primus purchased all of the outstanding shares of Amacis for 1,234,692 shares of Primus common stock valued at approximately £4.2 million, and assumed all employee stock options outstanding under an existing Amacis stock option plan, valued at approximately £630,000. The fair value of the common stock issued by Primus upon the acquisition was £3.40 per share, based on the average market price for a period before and after December 22, 2003.

Amacis Holdings Limited

Notes to the financial statements

For the year ended 31 March 2003

25.	Generally Accepted Accounting Principles in the United States of America (“US GAAP”)

The consolidated financial statements of Amacis Holdings Limited are prepared in accordance with generally accepted accounting principles in the United Kingdom (UK GAAP) which differ in certain respects from those generally accepted under accounting principles in the United States of America (US GAAP). The significant differences as they apply to Amacis Holdings Limited are summarized below.

Reconciliation of net loss for the period ended 31 March 2003

£
Loss on ordinary activities after taxation under UK GAAP	(2,620,314)
US GAAP adjustments:
Revenue recognition	(29,288)
Accrual for vacation expense	11,414

Loss on ordinary activities after taxation under US GAAP	(2,638,188)

Accretion to redemption value of redeemable preferred stock	(964,774)

Net loss attributable to common stock holders	(3,602,962)

Comprehensive loss under US GAAP for the year ended
Net loss in accordance with US GAAP	(2,638,188)
Other comprehensive income:
Currency translation differences	232,397

Comprehensive loss under US GAAP	(2,405,791)

Reconciliation of shareholders’ equity at 31 March 2003

Total equity in accordance with UK GAAP	(1,376,203)
US GAAP adjustments
Creditors – amounts falling due within one year – vacation accrual	(53,034)
Reclassify A Preference shares outside of permanent equity	(5,191,633)
Reclassify warrants to acquire A preference shares outside of permanent equity	(1,933,122)
Reclassify C Redeemable Convertible Preference shares outside of permanent equity	(250,000)
Creditors – amounts falling due within one year – deferred income	(29,288)

Total equity in accordance with US GAAP	(8,833,280)

Amacis Holdings Limited

Notes to the financial statements

For the year ended 31 March 2003

25.	Generally Accepted Accounting Principles in the United States of America (“US GAAP”) (continued)

Revenue recognition

Under UK GAAP, it is the company’s policy to recognize revenue from post contract support (PCS) arrangements in line with the amounts and time periods stipulated in the contract. PCS discounted in certain periods is recognized in line with the contractual term.

Under US GAAP, revenue is recognized when persuasive evidence of an arrangement exists, collection is probable, the fee is fixed or determinable and there is vendor–specific objective evidence (VSOE) to allocate the total fee to the elements of the arrangement.

Vendor-specific objective evidence is typically based on the price charged when an element is sold separately. In multiple element arrangements in which VSOE exists only for undelivered elements, the fair value of the undelivered elements is deferred and the residual arrangement fee is assigned to the delivered elements. The fair value of a PCS arrangement is determined and deferred using the price charged when sold separately (i.e., the renewal rate) and recognized ratably over the term of the PCS arrangement. This results in license revenue being less than the contracted amount and PCS revenue being in excess of the contracted amount in the discounted periods and being recognized ratably over the PCS period.

Accrual for vacation expense

Under UK GAAP, the company did not accrue for vacation expense. Under US GAAP, the company would fully accrue for this cost.

Reclassification of share capital

Under UK GAAP, share capital with mandatory redemption features are classified as non equity shareholders’ funds. Under US GAAP, share capital with mandatory redemption features, or whose redemption is outside the control of the issuer, must be excluded from permanent shareholders’ equity. In order to comply with US GAAP, the redeemable share capital has therefore been reclassified outside of permanent shareholders’ equity, together with accrued dividends reflected in their carrying value.

A Preference shares

Under UK GAAP, the A Preference shares are classified as non-equity shareholder funds.

Under US GAAP, the carrying value of the A Preference shares should reflect dividends not declared or paid, but which will be payable under the redemption features. Increases in the carrying value of the preferred stock should be effected by an increase in loss applicable to common shareholders. The reported amount of the A Preference shares is periodically accreted up to its stated redemption value.

The reported amount of the A Preference shares is reported outside of permanent shareholders’ equity and is accreted to the redemption value over the period to the redemption date.

Amacis Holdings Limited

Notes to the financial statements

For the year ended 31 March 2003

25.	Generally Accepted Accounting Principles in the United States of America (“US GAAP”) (continued)

C Preference shares

Under UK GAAP, the C Preference shares are classified as non-equity shareholder funds.

Under US GAAP, the reported amount of the C Preference shares is reported outside of permanent shareholders’ equity.

Warrants

Under UK GAAP, warrants are not separately valued.

Under US GAAP, the total cash amount subscribed by a shareholder for the purchase of A Preference shares is allocated between the A Preference shares and the associated warrants based upon their relative fair value.

Consolidated statement of cash flows

The consolidated statement of cash flows prepared under UK GAAP presents substantially the same information as that required under US GAAP, but may differ with regard to the classification of items within the statements and as regards the definition of cash under UK GAAP, and cash and cash equivalents under US GAAP.

Under US GAAP, cash and cash equivalents include short term, highly liquid investments. Under UK GAAP, cash flows are presented separately for operating activities, dividends received from associates, returns on investments and servicing of finance, taxation, capital expenditure and financial investment, acquisitions and disposals, equity dividends and management of liquid resources and financing. US GAAP, however, requires only three categories of cash flow activity to be reported: operating, investing and financing. Cash flows from taxation and returns on investments and servicing of finance shown under UK GAAP would be included as operating activities under US GAAP. Under US GAAP, capital expenditure and financial investment are reported within investing activities.

The categories of cash flow under US GAAP can be summarized as follows:

2003 £
Cash outflow from operating activities	(1,028,126)
Cash outflow on investing activities	(28,922)
Cash inflow from financing activities	18,751

Movement in cash and cash equivalents	(1,038,297)
At 1 April	1,131,970

At 31 March	93,673

UNAUDITED PRO FORMA CONDENSED FINANCIAL INFORMATION

On December 22, 2003, Amacis Group Limited (“Amacis”) signed a share purchase agreement with Primus Knowledge Solutions, Inc. and subsidiaries (“Primus”) under which Primus acquired 100% of the voting interest of the stock of Amacis. The acquisition of Amacis’ shares by Primus closed on December 22, 2003. Under the terms of the agreement, Primus purchased all of the outstanding shares of Amacis for 1,234,692 shares of Primus common stock valued at approximately $7.4 million, and assumed all employee stock options outstanding under an existing Amacis stock option plan, valued at approximately $1.1 million. The fair value of the common stock issued by Primus upon the acquisition was $6.00 per share, based on the average market price for a period before and after December 22, 2003.

Amacis Group Limited was not formed until April of 2003, as such the unaudited pro forma condensed financial information presented herein for prior periods is that of the predecessor entity, Amacis Holdings Limited. All financial information presented herein was prepared in accordance with generally accepted accounting principles in the United States of America.

On August 12, 2003, Primus also signed a definitive merger agreement with Broad Daylight, Inc. (“Broad Daylight”), under which Primus acquired 100% of the voting interest of Broad Daylight’s stock through a merger of Broad Daylight with a wholly owned subsidiary of Primus. The merger of Broad Daylight with a subsidiary of Primus closed in September 2003. Under the terms of the agreement, Primus purchased all of the outstanding shares of Board Daylight for 2,131,009 shares of Primus common stock valued at approximately $2.5 million, plus cash of approximately $140,000. The fair value of the common stock issued by Primus upon the acquisition was $1.19 per share, based on the average market price for a period before and after August 12, 2003 (the date of the Agreement and Plan of Reorganization (“the Merger Agreement”)).

The following Unaudited Pro Forma Condensed Combined Balance Sheet as of September 30, 2003 gives effect to the acquisition of Amacis as if it had occurred on September 30, 2003. The Unaudited Pro Forma Condensed Combined Statements of Operations for the year ended December 31, 2002 and for the nine months ended September 30, 2003 give effect to the acquisitions of Broad Daylight and Amacis as if they had occurred on January 1, 2002. For the nine months ended September 30, 2003 the results of Broad Daylight from the actual date of acquisition (September 3, 2003) through September 30, 2003 are included within the historical results of Primus. The Pro Forma Condensed Combined Statements of Operations are based on historical results of operations of Primus, Broad Daylight and Amacis for the year ended December 31, 2002 and for the nine months ended September 30, 2003.

The unaudited condensed combined Pro Forma financial statements and the accompanying notes (“Pro Forma Financial Information”) should be read in conjunction with and are qualified by the historical financial statements and notes thereto of Primus, Broad Daylight and Amacis Holdings Limited. Primus’s historical financial statements are included in Primus’s Annual report on Form 10-K for the year ended December 31, 2002 and Primus’ quarterly Report on Form 10-Q for the quarter ended September 30, 2003. The historical financial statements of Broad Daylight’s as of and for the year ended June 30, 2003 are included in Primus’s Report on Form 8-K/A filed in November 2003. The historical financial statements of Amacis Holdings Limited are included in this Form 8-K/A.

The accompanying unaudited pro forma condensed combined consolidated statements are presented in accordance with Article 11 of Regulation S-X. The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the acquisitions had been consummated on January 1, 2002 or on September 30, 2003, respectively, nor is it necessarily indicative of future operating results or financial position. The pro forma adjustments are based upon information and assumptions available at the time of the filing of this Form 8-K/A. The pro forma financial statements should be read in conjunction with the accompanying notes thereto.

PRIMUS KNOWLEDGE SOLUTIONS, INC. AND SUBSIDIARIES (PRIMUS)

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

September 30, 2003

(in thousands)

	Primus	Amacis	Pro Forma Adjustments		Pro Forma Combined
ASSETS

Current assets:
Cash, cash equivalents and short-term investments	$11,441	$505	$—		$11,946
Accounts receivable, net of allowance for doubtful accounts	3,114	582	—		3,696
Prepaid expenses and other current assets	1,133	175	—		1,308

Total current assets	15,688	1,262	—		16,950
Property and equipment, net of accumulated depreciation	1,261	105	—		1,366
Goodwill	3,346	—	7,698	(b)	11,044
Other intangible assets	563	—	3,100	(b)	3,663
Note receivable from related party	750	—	—		750
Other assets	189	—	—		189

Total assets	$21,797	$1,367	$10,798		$33,962

LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$1,829	$127	$—		$1,956
Accrued and other liabilities	2,479	392	364	(a)	3,488
			253	(b)
Compensation-related accruals	1,498	127	—		1,625
Obligations under credit facility	—	416	—		416
Deferred revenue	5,976	2,216	(252	)(b)	7,940

Total current liabilities	11,782	3,278	365		15,425

Shareholders’ equity (deficit):

Common stock	531	34	(34	) (c)	562
			31	(a)
Additional paid-in-capital	112,698	1,665	(1,665	)(c)	121,189
			8,491	(a)
Deferred compensation	—	(235)	235	(c)	—
Accumulated other comprehensive income	121	(51)	51	(c)	121
Accumulated deficit	(103,335)	(3,324)	3,324	(c)	(103,335)

Total shareholders’ equity (deficit)	10,015	(1,911)	10,433		18,537

Total liabilities and shareholders’ equity (deficit)	$21,797	$1,367	$10,798		$33,962

PRIMUS KNOWLEDGE SOLUTIONS, INC. AND SUBSIDIARIES (PRIMUS)

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

For the Twelve Months Ended December 31, 2002

(in thousands, except per share data)

	Primus	Broad Daylight	Amacis	Pro Forma Adjustments	Pro Forma Combined
Revenue:
License	$8,092	$1,336	$2,547	$—	$11,975
Service	12,850	1,168	1,744	—	15,762

Total revenue	20,942	2,504	4,291	—	27,737

Cost of revenue:
License	328	297	308	—	933
Service	4,697	575	2,505	—	7,777
Amortization of intangibles	—	—	—	683 (d)	683

Total cost of revenue	5,025	872	2,813	683	9,393

Gross profit	15,917	1,632	1,478	(683)	18,344

Operating expenses:
Sales and marketing	11,519	1,798	5,005	—	18,322
Research and development	7,856	1,198	3,953	—	13,007
General and administrative	4,367	1,767	1,372	—	7,506
Restructuring charges	1,227	—	—	—	1,227

Total operating expenses	24,969	4,763	10,330	—	40,062

Loss from operations	(9,052)	(3,131)	(8,852)	(683)	(21,718)

Other income (expense), net:	202	(52)	(630)	—	(480)

Loss before income taxes and cumulative effect of change in accounting principle	(8,850)	(3,183)	(9,482)	(683)	(22,198)
Income tax expense	(111)	—	(2)	—	(113)

Loss before cumulative effect of change in accounting principle	(8,961)	(3,183)	(9,484)	(683)	(22,311)
Cumulative effect of change in accounting principle	(2,281)	—	—	—	(2,281)

Net loss	$(11,242)	$(3,183)	$(9,484)	$(683)	$(24,592)

Basic and diluted loss per share:
Loss before cumulative effect of change in accounting principle	$(0.47)				$(1.00)
Cumulative effect of change in accounting principle	(0.12)				(0.10)

	$(0.59)				$(1.10)

Weighted average shares used in computing basic net loss per common share	18,983			3,366 (e)	22,349

PRIMUS KNOWLEDGE SOLUTIONS, INC. AND SUBSIDIARIES (PRIMUS)

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

For the Nine Months Ended September 30, 2003

(in thousands, except per share data)

	Primus	Broad Daylight	Amacis	Pro Forma Adjustments	Pro Forma Combined
Revenue:
License	$6,056	$300	$290	$—	$6,646
Service	10,208	787	860	—	11,855

Total revenue	16,264	1,087	1,150	—	18,501

Cost of revenue:
License	297	95	27	—	419
Service	3,542	498	775	—	4,815
Amortization of intangibles	—	—	—	439 (d)	439

Total cost of revenue	3,839	593	802	439	5,673

Gross profit	12,425	494	348	(439)	12,828

Operating expenses:
Sales and marketing	7,775	1,220	1,455	—	10,450
Research and development	5,624	765	1,273	—	7,662
General and administrative	2,571	1,379	294	—	4,244

Total operating expenses	15,970	3,364	3,022	—	22,356

Loss from operations	(3,545)	(2,870)	(2,674)	(439)	(9,528)

Other income (expense), net	198	(21)	(133)	—	44

Loss before income taxes	(3,347)	(2,891)	(2,807)	(439)	(9,484)

Income tax expense	(108)	—	—	—	(108)

Net loss	$(3,455)	$(2,891)	$(2,807)	$(439)	$(9,592)

Basic and diluted loss per share	$(0.18)				$(0.42)

Weighted average shares used in computing basic net loss per common share	19,258			3,366 (e)	22,624

PRIMUS KNOWLEDGE SOLUTIONS, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONDENSED

COMBINED FINANCIAL STATEMENTS

1. Basis of Presentation

The audited financial statements included in this 8K/A as of and for the year ended March 31, 2003 are those of Amacis Holdings Limited (“AHL”). During April of 2003, AHL transferred its entire shareholding in its wholly owned subsidiaries (Amacis Limited, Amacis Inc and Amacis Group Trustees Limited) to a newly incorporated company, Amacis Group Limited (f/k/a Blackgold Investments Limited), in return for 625,000 ordinary shares in Amacis Group Limited (“Amacis”). Also in April of 2003, Amacis issued 1,425,000 ordinary shares to venture capital investors, private investors and group management in exchange for cash of $2,000,000. After these transactions, AHL owned 30.49% of the issued share capital of Amacis. Amacis was acquired by Primus in December of 2003.

The remaining assets and liabilities of AHL immediately following the above transactions, other than the investment in Amacis, were negligible. The historical operating results of Amacis would have been materially the same as AHL, had it existed prior to April 2003. As such the historical operating information presented in the Unaudited Pro Forma Condensed Combined Statements of Operations for the year ended December 31, 2002 and for the nine months ended September 30, 2003, is that of Amacis as though its capital structure existed at January 1, 2002. Accordingly, the preferred stock issued by AHL, and the associated dividends and preferred stock accretion that would have been recorded at the AHL level, have been omitted, as they were neither a part of the capital structure nor a component of continuing operations of the entity acquired by Primus (Amacis).

The historical and pro forma data is presented on the basis of a December 31 year-end, which is the year-end of Primus. Broad Daylight reported its results of operations on the basis of a June 30 year-end. As such, the historical data for Broad Daylight for the year ended December 31, 2002 was derived by combining the unaudited results for the six months ended June 30, 2002 with the unaudited results for the six months ended December 31, 2002. Amacis reports its results of operations on the basis of a March 31 year-end. As such, the historical data for Amacis for the year ended December 31, 2002 was derived by combining the unaudited results for the three months ended March 31, 2002 with the unaudited results for the nine months ended December 31, 2002.

The historical operating results for Broad Daylight for the nine months ended September 30, 2003 was derived by combining the unaudited results for the six months ended June 30, 2003 with the unaudited results for the period from July 1, 2003 to September 2, 2003. The operating results of Broad Daylight from September 3, 2003 (actual date of acquisition) to September 30, 2003 are included with the historical operating results of Primus. The historical data for Amacis for the nine months ended September 30, 2003 was derived by combining the unaudited results for the three months ended March 31, 2003 with the unaudited results for the six months ended September 30, 2003.

Amacis’s statements of operations for the year ended December 31, 2002 and nine months ended September 30, 2003 were translated at average exchange rates for each respective period. All financial information presented herein was prepared in accordance with generally accepted accounting principles in the United States of America.

Certain amounts in the historical consolidated statements of operation of Primus, Amacis and Broad Daylight have been reclassified to conform to the unaudited pro forma condensed combined consolidated financial statement presentation. No adjustments were necessary to eliminate intercompany transactions and balances in the unaudited condensed combined statements of operations, as there were no intercompany transactions or balances.

2. Pro Forma Adjustments

The following adjustments were applied to the historical financial statements of Primus, Broad Daylight and Amacis to arrive at the unaudited pro forma condensed combined financial information and are based on preliminary estimates which may change as additional information is obtained:

(a)	Purchase Price Determination – Amacis

Represents the determination of the purchase price, including approximately $364,000 of estimated acquisition costs incurred in the acquisition. The estimated acquisition costs consist primarily of legal and accounting fees and other directly related costs. The fair value of the common stock issued by Primus upon the acquisition was $6.00 per share, based on the average market price for a period before and after December 22, 2003.

A summary of the components of the estimated purchase price for the acquisition is as follows (in thousands, except per share data):

Primus common shares issued	1,235
Per common share value	$6.00

	$7,408
Plus:
Stock options assumed	1,114	(1)
Estimated acquisition costs	364

Total	$8,886

(1)	Stock options assumed are valued using the Black Scholes Valuation Model.

(b)	Purchase Price Allocation – Amacis

The following represents the preliminary allocation of the purchase price to the assets and liabilities of Amacis and is for illustrative purposes only. This allocation is based on the estimated fair value of the assets and liabilities of Amacis as of September 30, 2003 even though the acquisition did not occur until December 22, 2003 and may not be indicative of the final allocation of purchase price consideration. The excess of the purchase price over the fair value of net identifiable assets acquired is reflected as goodwill (in thousands):

Current assets	$1,262
Furniture and equipment	105
Goodwill	7,698
Other acquired intangible assets:
Acquired technology	2,800
PCS contracts	240
Hosting contract	60
Liabilities	(3,279	)(2)

Total	$8,886

(2)	Amacis’s liabilities were adjusted to reflect the fair value of facility lease obligations and deferred revenue obligations.

(c)	To eliminate the historical shareholders’ deficit of Amacis.

(d)	Represents the amortization of other acquired intangible assets recorded in connection with both Broad Daylight and Amacis acquisitions for year ended December 31, 2002 and the nine month period ended September 30, 2003, assuming the transactions occurred on January 1, 2002. Other intangible assets related to the Amacis acquisition are amortized over their estimated useful life ranging from four to 60 months for certain contracts and seven years for acquired technology. Intangible assets recorded in connection with the acquisition of Broad Daylight totaled approximately $600,000 and are amortized over their estimated useful lives ranging from 16 months to three years.

(e)	Unaudited pro forma basic and diluted net loss per share are computed by dividing the unaudited pro forma net loss attributable to common shareholders by the unaudited pro forma weighted average number of common shares outstanding including those shares issued in connection with the Broad Daylight and Amacis acquisitions of 2,131,000 and 1,234,692, respectively. Potentially dilutive securities were not included in the computation of pro forma basic and diluted net loss per share because their effect would be antidilutive.

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EXHIBITS

The following exhibits are filed herewith:

23.1	Consent of KPMG, independent auditors

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRIMUS KNOWLEDGE SOLUTIONS, INC.

Date: March 5, 2004	By:	/s/ Ronald M. Stevens
Ronald M. Stevens Chief Financial Officer, Chief Operating Officer and Treasurer (Principal Financial and Accounting Officer)